Exhibit 16.1

August 28, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Primo Water Corporation's statements included under Item 4.01 of its Form 8-K filed on August 28, 2015 and we agree with such statements concerning our firm.

/s/ McGladrey LLP